Exhibit 31.2
CERTIFICATION BY CHIEF FINANCIAL OFFICER
I, Curtis L. Garner, Jr., certify that:
1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Otelco Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 10, 2020
/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr. Chief Financial Officer